Exhibit 10.1
FORM OF RETENTION AGREEMENT
     This retention agreement (this “Retention Agreement”) is made as of July 15, 2008, by and between Castle Brands Inc., a Delaware corporation (the “Company”), and ____________, a natural person and employee of the Company (the “Employee”)
     WHEREAS, the Employee is an executive officer of the Company;
     WHEREAS, the Compensation Committee of the Board of Directors of the Company has determined that it is in the best interest of the Company for the Employee to remain in the employment of the Company following any Control Event (as defined herein);
     WHEREAS, the Company and the Employee have determined that it is advisable and in their respective best interests to enter into this Retention Agreement;
     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Employee hereby agree as follows:
     1. RETENTION PAYMENT. If, on the sixtieth (60th) calendar day following the first Control Event following the date hereof, the Employee continues to be employed by the Company in any capacity, then the Company shall pay to the Employee an amount in cash by check or wire transfer of                      (the “Retention Payment”). The Retention Payment shall be paid without deduction by reason of any set-off, defense or counterclaim of the Company. If any payment due hereunder shall become due on a Saturday, Sunday or legal holiday under the laws of the State of New York, such payment shall be made on the preceding business day in New York.
     2. DEFINITION OF CONTROL EVENT. For the purposes of this Agreement, the term “Control Event” shall mean any of:
(i)	Any Change of Control with respect to the Company or the execution by the Company of any agreement for a transaction that could result in a Change of Control;

(ii)	Any Sale of the Company or the execution by the Company of any agreement for a transaction that could result in a Sale of the Company;

(iii)	Any Company Financing with gross proceeds to the Company of at least $10,000,000; or

(iv)	The Company (together with its subsidiaries) sells assets, except for its products sold in the ordinary course of business, with an aggregate value of at least $10,000,000.
Furthermore, the following definitions shall apply for all purposes in this agreement:

     (b) “Change of Control” means (i) any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as determined pursuant to Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than thirty-five percent (35%) of the aggregate voting power of the Company’s then outstanding securities; (ii) there has been a merger or equivalent combination involving the Company after which forty-nine percent (49%) or more of the voting stock of the surviving corporation is held by persons other than former shareholders of the Company; (iii) individuals who were members of the Board of Directors of the Company as of the date hereof cease for any reason to constitute at least a majority thereof; or (iv) the Company sells or disposes of all or substantially all of its assets.
     (c) “Company Financing” means an issuance, sale or placement, through a rights offer or otherwise, of the equity, equity-linked or debt securities, instruments or obligations of the Company or any loan or other financing with one or more lenders and/or investors, but excluding extensions, renewals, increases or amendments of existing financing.
     (d) “Sale of the Company” means the disposition of the Company or any significant portion of its equity securities, assets or businesses to one or more third parties and/or a combination of the business(es) of the Company with the business(es) of one or more third parties, in either case, in one transaction or a series or combination of transactions, other than in the ordinary course of business, including, without limitation, through a sale, purchase or exchange of capital stock, assets, brands (including, without limitation, brands which account for twenty percent (20%) or more of the Company’s volume or revenue, either globally or in the United States, during the twelve calendar months preceding such sale, purchase or exchange, or a merger, consolidation or other business combination, an exchange or tender offer, a recapitalization, a reorganization partnership or similar entity, or any similar transaction.
     3. PAYMENT CONDITIONS. The Retention Payment shall be made in immediately available funds denominated in US Dollars at the address of Holder, or such other place as Holder shall designate in writing to Company.
     4. NO WAIVER. The acceptance by Employee of any partial Retention Payment or any other amount under this Agreement which is less than the payment in full of all amounts due and payable shall not (i) constitute a waiver of or impair, reduce, release or extinguish any right, remedy or recourse of Employee, or nullify any prior exercise of any such right, remedy or recourse, or (ii) impair, reduce, release or extinguish the obligations of any party as originally provided herein.
     5. CUMULATIVE REMEDIES. The rights, remedies and recourses of Holder, as provided in this Note, shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefore shall arise, at the sole discretion of Holder.
     6. GOVERNING LAW. This Note and the rights and obligations of Company and the Employee hereunder shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

     7. SEVERABILITY. If one or more provisions of this Retention Agreement are held to be unenforceable under applicable law, Employee and Company agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Retention Agreement, (ii) the balance of this Retention Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Retention Agreement shall be enforceable in accordance with its terms.
     8. INTERPRETATION. The headings in this Retention Agreement are included only for convenience and shall not affect the meaning or interpretation of this Retention Agreement. The words “herein” and “hereof” and other words of similar import refer to this Retention Agreement as a whole and not to any particular part of this Note.
     9. NOTICES. Any notice required or permitted by this Retention Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.
     10. ENFORCEABILITY. This Retention Agreement shall be binding upon and inure to the benefit of both parties hereto and their respective successors and assigns. If any provision of this Retention Agreement shall be held to be invalid or unenforceable, in whole or in part, neither the validity nor the enforceability of the remainder hereof shall in any way be affected.
     11. AMENDMENT AND WAIVERS. Any term of this Retention Agreement may be amended or waived only with the written consent of the Employee and the Company.
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     IN WITNESS WHEREOF, the undersigned has executed this Retention Agreement as of the date first written above.

CASTLE BRANDS INC.
By:	/s/
Name:
Title:
	Address:	Castle Brands Inc. 570 Lexington Avenue, 29th Floor New York, NY 10022

ACKNOWLEDGED AND AGREED TO BY:

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